Exhibit 4.1

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of September 8, 2014, between Aerie Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), and the Persons set forth on Schedule 1 of this Agreement (together with their successors and assigns, the “Purchasers” and, together with the Borrower, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Borrower wishes to sell to the Purchasers notes in the original principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000) for the purposes described in Section 2.1; and

WHEREAS, the Purchasers desire to purchase the notes from the Borrower.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 General Definitions. Wherever used in this Agreement, the Exhibits or the Schedules attached hereto, unless the context otherwise requires, the following terms have the following meanings:

“Affiliate” shall have the meaning provided therefor in the Notes.

“Agreement Date” means the date of this Agreement.

“Applicable Laws” means all statutes, rules and regulations of Governmental Authorities in the United States or elsewhere applicable to the Borrower and its Subsidiaries.

“Authorizations” has the meaning set forth in Section 3.1(q).

“Business Day” means a day on which banks are open for business in The City of New York.

“Code” means the Internal Revenue Code of 1986, as amended, and any Treasury Regulations promulgated thereunder.

“Collateral” shall have the meaning provided therefor in the Security Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, $0.001 par value, of the Borrower.

“Common Stock Equivalents” means any securities of the Borrower which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Conversion Failure” shall have the meaning provided therefor in the Notes.

“Conversion Shares” shall have the meaning provided therefor in the Notes.

“Default” means any event which, at the giving of notice, lapse of time or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

“Disbursement Condition” means the Borrower shall have authorized and reserved for issuance a number of shares of Common Stock sufficient to cover all shares issuable on conversion of the Notes (computed without regard to any limitations on the number of shares that may be issued on exercise).

“Dollars” and the “$” sign mean the lawful currency of the United States of America.

“Domestic Subsidiary” means any direct or indirect Subsidiary of the Borrower that is incorporated or organized under the laws of the United States, any state thereof or the District of Columbia.

“Event of Default” has the meaning given to it in Section 5.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Excluded Taxes” means with respect to any Purchaser, (a) Taxes imposed on (or measured by) such Purchaser’s net income (however denominated), franchise Taxes and branch profit Taxes, in each case imposed by the United States of America, or by the jurisdiction (or any political subdivision thereof) under the laws of which such Purchaser is organized or incorporated or in which the principal office or applicable lending office of such Purchaser is located, or Other Connection Taxes, (b) any United States withholding Tax imposed on amounts payable to such Purchaser under the laws in effect at the time such Purchaser becomes a party to this Agreement or such Purchaser changes its lending office, except to the extent such Purchaser acquired its interest in a Note from a transferor that was entitled, immediately before such transfer, to receive Additional Amounts with respect to such withholding Tax pursuant to Section 2.5(a), (c) any Tax imposed on amounts payable to such Purchaser as a result of such Purchaser’s failure to comply with Section 2.5(d) other than as a result of such Purchaser’s legal inability to comply with Section 2.5(d) as a result of a change in law occurring subsequent to the date such Purchaser became a party to this Agreement, or (d) any United States withholding Tax imposed on amounts payable to such Purchaser due to such Purchaser’s non-compliance under FATCA.

“Excluded Transaction” means any of the following transactions:

The entering into any collaborative arrangement, licensing, joint venture, partnership, royalty agreement or similar agreements or other research, development, manufacturing or other commercial exploitation arrangements of the Borrower’s or any Subsidiary’s products and services, including, without limitation, the Products, the Intellectual Property or other assets (provided, that the Borrower has a reasonable basis for believing that the downstream economics potentially to be received by the Borrower or any Subsidiary in connection with such collaborative arrangement, licensing, joint venture, partnership, royalty agreement or similar agreements or other research, development, manufacturing or other commercial exploitation arrangements involving the Borrower’s or any Subsidiary’s products, services or IP, when combined with the potential downstream economics of rights in the Borrower’s or any Subsidiary’s products, services and the IP retained by the Borrower or any Subsidiary are adequate to enable the Borrower to timely satisfy all obligations under this Agreement), including, without limitation (1) any grant to any entity engaged in, or owned by an entity engaged in, the pharmaceutical or biotechnology industry of a license or option to obtain a license to any of the Borrower’s or any Subsidiary’s Intellectual Property or other assets, provided that the Borrower or a Subsidiary (and not any third party or any of the Borrower’s equity holders) directly receives from such entity all consideration paid or payable by such entity in consideration of such grant, which consideration may, but need not, include (without limitation) upfront, milestone, royalty and profit-sharing payments, (2) any grant of a license or option to obtain a license to any entity that intends to research, develop, commercialize or manufacture products or services covered by such Intellectual Property or other assets whether directly or through the Borrower, any Subsidiary or another entity, and (3) any arrangement or transfers of assets for the manufacture, research, promotion and development of the Borrower’s or any Subsidiary’s products and clinical trial management, and data analysis and similar activities in support of Borrower’s or any Subsidiary’s development programs.

“FATCA” means Sections 1471 through 1474 of the Code, any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the foregoing.

“FDA” means the United States Food and Drug Administration.

“Final Payment” means such amount as may be necessary to repay the outstanding principal amount of the Notes and any other Obligations owing by the Borrower to the Purchasers pursuant to the Note Documents.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Funding Date” shall have the meaning set forth in Section 2.2.

“GAAP” means generally accepted accounting principles consistently applied as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession).

“Governmental Authority” means any government, governmental department, ministry, cabinet, commission, board, bureau, agency, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal, or administrative body or entity, whether domestic or foreign, federal, state or local, having jurisdiction over the matter or matters and Person or Persons in question.

“Indebtedness” means the following:

(i) all indebtedness for borrowed money;

(ii) the deferred purchase price of assets or services (other than trade payables, obligations in respect of benefit plans and employment and severance agreements and other deferred compensation obligations to employees or directors arising in the ordinary course of business) which in accordance with GAAP would be shown to be a liability (or on the liability side of a balance sheet);

(iii) all guarantees of Indebtedness;

(iv) all letters of credit issued or acceptance facilities established for the account of the Borrower and any of its Subsidiaries, including without duplication, all drafts drawn thereunder;

(v) all capitalized lease obligations;

(vi) all indebtedness of another Person secured by any Lien on any property of the Borrower or any of its Subsidiaries, whether or not such indebtedness has been assumed or is recourse (with the amount thereof, in the case of any such indebtedness that has not been assumed by the Borrower or any of its Subsidiaries, being measured as the lower of (x) fair market value of such property and (y) the amount of the indebtedness secured); and

(vii) indebtedness created or arising under any conditional sale or title retention agreement;

provided that any operating leases as such an instrument would be determined in accordance with GAAP on the Agreement Date shall be deemed not to constitute Indebtedness.

“Indemnified Person” has the meaning given to it in Section 6.11.

“Indemnified Taxes” means all Taxes including Other Taxes, other than Excluded Taxes.

“Indemnity” has the meaning given to it in Section 6.11.

“Interest Rate” means 1.75% per annum.

“IP” and “Intellectual Property” have the meanings given to them in Section 3.1(n).

“IRS” means the United States Internal Revenue Service.

“Lien” means any lien, pledge, preferential arrangement, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention, or other encumbrance on or with respect to property or interest in property having the practical effect of constituting a security interest, in each case with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind.

“Loss” has the meaning given to it in Section 6.11.

“Major Transaction” has the meaning set forth in the Notes.

“Major Transaction Conversion Period” has the meaning set forth in the Notes.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, condition (financial or otherwise) or assets of the Borrower or its Subsidiaries, (b) the validity or enforceability of any provision of any Note Document, (c) the ability of the Borrower to timely perform the Obligations or (d) the rights and remedies of the Purchasers under any Note Document.

“Material Contract” means any contract of the Borrower that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Note Documents” means this Agreement, the Notes, the Security Agreement and any other document or instrument delivered in connection with any of the foregoing and dated the Agreement Date or subsequent thereto, whether or not specifically mentioned herein or therein.

“Notes” means the Senior Secured Convertible Notes issued by the Borrower to the Purchasers in the aggregate principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000), in the form attached hereto as Exhibit A.

“Obligations” means all obligations and liabilities (monetary or otherwise) of the Borrower arising under or in connection with this Agreement and the other Note Documents.

“Organizational Documents” means the Certificate of Incorporation, Bylaws or similar documents, each as amended to date, of the Borrower or its Subsidiaries, as the context may require.

“Other Connection Taxes” means with respect to any Purchaser, Taxes imposed on (or measured by) such Purchaser’s net income (however denominated), franchise Taxes imposed in lieu of net income Taxes and branch profit Taxes that are in each case imposed as a result of a present or former connection between such Purchaser and the jurisdiction imposing such Tax (except a connection arising from such Purchaser having executed, delivered or performed its obligations under the Note Documents).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, duties, other charges or similar levies, and all liabilities with respect thereto, together with any interest, additions to tax or penalties applicable thereto (including by reason of any delay in payment) arising from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Note Document except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made in connection with the exercise of remedies following an Event of Default).

“PBGC” means the Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

“Permitted Indebtedness” means:

(i) the Obligations;

(ii) Indebtedness to employees in respect of benefit plans and employment and severance arrangements;

(iii) Indebtedness under item (ii) of the definition of Indebtedness (including any adjustment of purchase price, earn out, indemnification and other similar obligations incurred in an acquisition), together with Indebtedness permitted by clauses (viii) and (ix) below, (***);

(iv) Indebtedness under item (v) of the definition of Indebtedness;

(v) Indebtedness in respect of netting services, overdraft protections and other similar and customary services in connection with deposit accounts and cash management;

(vi) letters of credit, performance bonds, surety bonds and similar instruments incurred in the ordinary course of business;

(vii) guarantees with respect to any Permitted Indebtedness;

(viii) Indebtedness in respect of purchase money financing and equipment financing facilities covering existing and newly-acquired property, plant or equipment, including for the acquisition, installation, repair, improvement, qualification and validation of such property, plant or equipment up to an aggregate amount, together with Indebtedness permitted by clause (iii) above and clause (ix) below, (***);

(ix) Indebtedness acquired or assumed pursuant to or incurred in connection with or in contemplation of an acquisition up to an aggregate amount, together with Indebtedness permitted by clauses (iii) and (viii) above, (***);

(x) a working capital facility (“Working Capital Facility”) secured by Liens on inventory, accounts receivables and the proceeds and products thereof and in which the borrowing base thereunder is limited to not more than the sum of (a) seventy percent (70%) of the outstanding face amount of accounts receivables (other than accounts receivables that are not paid within 90 days of their invoice due date) and (b) seventy percent (70%) of the lower of cost or market value of inventory, and which provides Purchasers the option to purchase such Indebtedness at par after the occurrence of an event of default under the Working Capital Facility;

(xi) Indebtedness incurred at any time if the conditions to release of all of Purchasers’ Liens have been satisfied pursuant to Section 6.15 of this Agreement;

(xii) Indebtedness of (a) the Borrower to any Subsidiary or (b) any Subsidiary to Borrower or any other Subsidiary;

(xiii) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply agreements incurred as the ordinary course of business; and

(xiv) any refinancings, renewals, extensions, increases (subject to the dollar limitation set forth in clauses (iii), (viii) and (ix) above) or replacements of Indebtedness listed above.

“Permitted Liens” means:

(i) Liens in favor of the Purchasers and Deerfield Management Company, L.P., as agent for the Purchasers;

(ii) statutory Liens created by operation of applicable law;

(iii) Liens arising in the ordinary course of business and securing obligations (other than Indebtedness) that are not more than 60 days past due or are being contested in good faith by appropriate proceedings;

(iv) Liens for taxes, assessments or governmental charges or levies not past due and payable or that are being contested in good faith by appropriate proceedings;

(v) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

(vi) Liens in favor of financial institutions arising in connection with the Borrower’s or any of its Subsidiaries’ accounts maintained in the ordinary course held at such institutions to secure standard fees for services charged by, but not financing made available by, such institutions;

(vii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(viii) easements, rights of way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially interfere with the conduct of the business of the applicable Person;

(ix) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code (or equivalent in foreign jurisdictions) on items in the course of collection;

(x) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or lessor’s liens;

(xi) Liens on property (including capital interests) of a person existing at the time such Person is merged with or into or consolidated with the Borrower or becomes a direct or indirect Subsidiary of the Borrower to the extent securing Indebtedness permitted pursuant to clause (ix) of the definition of Permitted Indebtedness;

(xii) to the extent it is a Lien, any grant, license, sublicense or option to obtain a license that falls within the scope of the Excluded Transaction definition; and

(xiii) Liens securing Indebtedness pursuant to clauses (iii), (iv), (vi) (viii), (x), (xi) and (xiv) of the definition of Permitted Indebtedness.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement, shall be the NASDAQ Global Market.

“Products” means Rhopressa and Roclatan.

“Register” has the meaning set forth in Section 1.4 (b).

“Required Purchasers” means, at any time, Purchasers holding Notes representing more than 50% of the aggregate principal amount of the Notes outstanding.

“Restricted Transferee” shall have the meaning provided therefor in the Notes.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning set forth in Section 3.1(j).

“Securities” means the Notes and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Agreement Date, among the Borrower, Deerfield Management Company, L.P., as agent for the Purchasers, and the Purchasers.

“Subsidiary or Subsidiaries” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by Borrower.

“Stock” means any corporate stock, including any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, any partnership or membership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Stock Equivalents” means any instruments or rights which would entitle the holder thereof to acquire at any time Stock, including, without limitation, any debt, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive Stock or other securities that entitle the holder to receive, directly or indirectly, Stock.

“Tax Affiliate” means (a) the Borrower and its Subsidiaries and (b) any Affiliate of the Borrower with which the Borrower files or is required to file consolidated, combined or unitary tax returns.

“Taxes” means all present or future taxes, levies, imposts, stamp or other duties, deductions, charges or withholdings imposed by any Governmental Authority and all liabilities with respect thereto (including by reason of any delay in payment).

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Alternext (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“U.S. Foreign Holdco” means any Domestic Subsidiary substantially all the direct or indirect assets of which consist of Stock or Stock Equivalents of one or more Foreign Subsidiaries.

“Yield Enhancement Payment” means an amount equal to one-half percent (0.5%) of the original principal amount of the Notes.

Section 1.2 Interpretation. In this Agreement, unless the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Agreement into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Article or Section hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement; and any reference to any of the Note Documents means such document as the same shall be amended, supplemented or modified and from time to time in effect.

Section 1.3 Business Day Adjustment. If the day by which any payment or other performance is due to be made is not a Business Day, that payment or performance shall be made by the next succeeding Business Day.

Section 1.4

(a) The Borrower shall record on its books and records the amount of the Notes, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. Such record shall, absent manifest error, be conclusive evidence of the principal amount of the Notes outstanding and the interest and payments thereon.

(b) The Borrower shall establish and maintain at its address referred to in Section 6.1, a record of ownership (the “Register”) in which the Borrower agrees to register by book entry the interests (including any rights to receive payment hereunder) of each Purchaser in the Notes, and any assignment of any such interest, and (ii) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Purchasers (and any change thereto pursuant to this Agreement), (2) the amount of the Notes and each funding of any participation therein, (3) the amount of any principal or interest due and payable or paid, and (4) any other payment received by the Purchasers from the Borrower and its application to the Notes.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Notes are registered obligations, the right, title and interest of the Purchasers and their assignees in and to the Notes shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 1.4 shall be construed so that the Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d) The Borrower and the Purchasers shall treat each Person whose name is recorded in the Register as a Purchaser for all purposes of this Agreement. Information contained in the Register with respect to any Purchaser shall be available for access by the Borrower or such Purchasers at any reasonable time and from time to time upon reasonable prior notice.

ARTICLE 2

AGREEMENT FOR THE PURCHASE OF THE NOTES

Section 2.1 Use of Proceeds. The proceeds of the issuance of the Notes will be used for working capital and general corporate purposes.

Section 2.2 Purchase. Subject to the conditions set forth in Article 4 and this Section 2.2, the Purchasers shall purchase Notes in the aggregate principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000) on a date (“Funding Date”) not less than fifteen (15) Business Days following the Agreement Date, or such earlier date as mutually agreed by the Parties. Borrower agrees to pay Purchasers on the Funding Date, the Yield Enhancement Payment, and Purchasers shall deduct from the purchase price of the Notes an amount equal to the Yield Enhancement Payment, which shall be deemed to be fully earned by and paid to Purchasers on the Funding Date. Purchasers shall fulfill the purchase of the Notes in accordance with their respective allocations set forth on Schedule 1 hereto.

Section 2.3 Payment.

(a) Borrowers shall make the Final Payment on the seventh anniversary of the Funding Date; provided that such date shall be extended to the extent the Major Transaction Conversion Period extends beyond the seventh anniversary of the Funding Date pursuant to the terms of the Note. Except as specifically provided herein, the Notes shall not be prepayable. Following the Agreement Date, the Parties will make a good faith effort to reach an agreement on an amendment to this Agreement that will permit the Borrower to prepay the Notes in whole or in part while preserving Purchasers’ economic value. The failure to reach such agreement shall not affect any Parties’ rights or obligations hereunder.

(b) Purchasers shall have the right to convert all or any part of the principal amount of their Notes into Common Stock in accordance with the terms of the Notes.

Section 2.4 Payments. All payments by the Borrower under any of the Note Documents shall be made without setoff or counterclaim. Payments of any amounts due to the Purchasers under this Agreement shall be made in Dollars in immediately available funds prior to 11:00 a.m. New York City time on such date that any such payment is due, at such financial institution as the Purchasers shall from time to time designate in writing at least five (5) Business Days prior to the date such payment is due. The Borrower shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any payments under any of the Note Documents, except for any costs imposed by the Purchasers’ banking institutions.

Section 2.5 Taxes.

(a) Any and all payments hereunder or under any other Note Document shall be made, in accordance with this Section 2.5, free and clear of and without deduction for any and all present or future Indemnified Taxes except as required by applicable law. If Borrower shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder or under any other Note Document, (i) the sum payable shall be increased by as much as shall be necessary so that after making all required deductions (including deductions for Indemnified Taxes applicable to additional sums payable under this Section 2.5), each Purchaser shall receive an amount equal to the sum it would have received had no such deductions been made (any and all such additional amounts payable shall hereafter be referred to as the “Additional Amounts”), (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. Within thirty (30) days after the date of any payment of such Taxes, Borrower shall furnish to the applicable Purchaser the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Purchaser.

(b) Borrower agrees to pay and authorizes each Purchaser to pay in its name (but without duplication), all Other Taxes. Within 30 days after the date of any payment of Other Taxes, Borrower shall furnish to the applicable Purchaser the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Purchaser.

(c) Borrower shall reimburse and indemnify, within ten (10) days after receipt of demand therefor, each Purchaser for all Indemnified Taxes (including all Indemnified Taxes imposed on amounts payable under this Section 2.5(c)) paid by such Purchaser, whether or not such Indemnified Taxes were correctly or legally asserted. A certificate of the applicable Purchasers(s) setting forth the amounts to be paid thereunder and delivered to Borrower shall be conclusive, absent manifest error.

(d) Each Purchaser that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes shall, on or before the date on which the Purchaser becomes a party to this Agreement, provide to Borrower a properly completed and executed IRS Form W-9 certifying that such Purchaser is not subject to backup withholding tax. Each Purchaser that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a “Foreign Purchaser”) and is entitled to an exemption from or reduction of U.S. withholding tax with respect to payments under this Agreement shall, on or before the date on which the Purchaser becomes a party to this Agreement, provide Borrower with a properly completed and executed IRS Form W-8ECI, W-8BEN-E or W-8IMY or other applicable forms (together with any required supporting documentation), or any other applicable certificate or document reasonably requested by the Borrower, and, if such Foreign Purchaser is relying on the portfolio interest exception of Section 871(h) or Section 881(c) of the Code (or any successor provision thereto), shall also provide the Borrower with a certificate (the “Portfolio Interest Certificate”) representing that such Foreign Purchaser is not a “bank” for purposes of Section 881(c) of the Code (or any successor provision thereto), is not a 10% holder of the Borrower described in Section 871(h)(3)(B) of the Code (or any successor provision thereto), and is not a controlled foreign corporation receiving interest from a related person (within the meaning of Sections 881(c)(3)(C) and 864(d)(4) of the Code, or any successor provisions thereto). Each Purchaser shall provide new forms (or successor forms), certificates and documentation as reasonably requested by Borrower from time to time and shall notify Borrower in writing within a reasonable time after becoming aware of any event requiring a change in the most recent forms, certificates or documentation previously delivered by such Purchaser to Borrower.

(e) If a payment to a Purchaser under this Agreement would be subject to U.S. withholding tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA, such Purchaser shall deliver to Borrower, at the times prescribed by law or as reasonably requested by Borrower, such documentation as is required by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower in order for Borrower to comply with its obligations under FATCA, to determine that such Purchaser has or has not complied with its obligations under FATCA, or to determine the amount to deduct and withhold from such payment.

(f) If any Purchaser determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to Section 2.5 (including by the payment of Additional Amounts pursuant to Section 2.5(a)), it shall pay to the indemnifying party an amount equal to such refund (but only up to the amount of indemnity payments previously made under this Section with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 2.6 Fee and Costs. The Borrower will reimburse the Purchasers for reasonable, documented expenses for attorneys, accountants and other professional advisors, and other out-of-pocket expenses incurred by Purchasers in connection with their due diligence, negotiation and documentation of the transactions contemplated by the Note Documents up to an aggregate amount of $250,000. At Purchasers’ election, such reimbursed amounts may be deducted from the purchase price for the Notes.

Section 2.7 Interest. The outstanding principal amount of the Notes shall bear interest at the Interest Rate (calculated on the basis of the actual number of days elapsed in each month). Interest shall be paid quarterly in arrears commencing on January 1, 2015 and on the first Business Day of each January, April, July and October thereafter (each, an “Interest Payment Date”).

Section 2.8 Interest on Late Payments. Without limiting the remedies available to the Purchasers under the Note Documents or otherwise, to the maximum extent permitted by applicable law, if the Borrower fails (i) to make a required payment of principal or interest with respect to the Notes when due (after the expiration of any applicable cure periods) or (ii) to comply with Section 5.1(e) (regardless of any cure period provided in Section 5.4(b)), the Borrower shall pay interest, in respect of such principal and interest, at the rate per annum equal to the Interest Rate plus ten percent (10%) for so long as such payment remains outstanding or such covenant is not cured. Such interest shall be payable on demand.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Borrower. The Borrower represents and warrants as of (except as provided in Section 3.2 below) the Agreement Date that except as set forth in the Schedules to this Agreement:

(a) The Borrower is conducting its business in compliance with its Organizational Documents, which are in full force and effect.

(b) No Default or Event of Default has occurred.

(c) The Borrower (i) is capable of paying its debts as they fall due, has not admitted its inability to pay its debts as they fall due, (ii) is not bankrupt or insolvent and (iii) has not taken action, and no such action has been taken by a third party, for the Borrower’s winding up, dissolution, or liquidation or similar executory or judicial proceeding or for the appointment of a liquidator, custodian, receiver, trustee, administrator or other similar officer for the Borrower or any or all of its assets or revenues.

(d) No Lien exists on the Borrower’s assets, except for Permitted Liens.

(e) The obligation of the Borrower to make any payment under this Agreement (together with all charges in connection therewith) is absolute and unconditional.

(f) No Indebtedness of the Borrower exists other than Permitted Indebtedness.

(g) The Borrower is validly existing as a corporation in good standing under the laws of the state of Delaware. The Borrower has full power and authority to own its properties and conduct its business, and is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the conduct of its business makes such qualification necessary except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h) There is not pending or, to the knowledge of the Borrower, threatened, any action, suit or other proceeding before any Governmental Authority (a) to which the Borrower is a party or (b) which has as the subject thereof any assets owned by the Borrower, except, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no current or, to the knowledge of the Borrower, pending, legal, governmental or regulatory enforcement actions, suits or other proceedings to which the Borrower or any of its assets is subject, except, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i) The Borrower has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Note Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Borrower’s execution and delivery of each of the Note Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Notes and the reservation for issuance and the subsequent issuance of the Conversion Shares upon exercise of the Notes) have been duly authorized by all necessary corporate action on the part of the Borrower, and no further corporate action is required by the Borrower, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals (as defined below). Each of the Note Documents to which it is a party has been (or upon delivery will have been) duly executed by the Borrower and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. The execution, delivery and performance of the Note Documents by the Borrower and the consummation of the transactions therein contemplated (including, but not limited to, the sale and delivery of the Notes and the reservation for issuance and subsequent issuance of the Conversion Shares) will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any assets of the Borrower pursuant to, any agreement to which the Borrower is a party or by which the Borrower is bound or to which any of the assets of the Borrower is subject, (B) result in any violation of or conflict with the provisions of the Organizational Documents, (C) result in the violation of any Applicable Law or (D) result in the violation of any judgment, order, rule, regulation or decree of any Governmental Authority, except in the case of clauses (A), (C) and (D) above, for any such conflict, violation or breach that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of any of the Note Documents or for the consummation by the Borrower of the transactions contemplated thereby except for such registrations and filings in connection with (i) filings required by applicable state securities laws, (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iii) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (iv) filings contemplated by the Security Agreement and (v) those that have been made or obtained prior to the date of this Agreement (the “Required Approvals”).

(j) Since October 24, 2013 the Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. Each of the Material Contracts to which the Company is a party or to which the property or assets of the Company are subject has been filed as an exhibit to the SEC Reports.

(k) No Authorization is required for (i) the execution and delivery of this Agreement, the other Note Documents, or (ii) the consummation of the transactions contemplated hereby and thereby. The Borrower holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority (collectively, “Necessary Documents”) required for the conduct of its business, and all Necessary Documents are valid and in full force and effect, except where the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Borrower has not received written notice of any revocation or modification of any of the Necessary Documents and the Borrower has no reason to believe that any of the Necessary Documents will not be renewed in the ordinary course, except where such notice or failure to renew would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect, and the Borrower is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees applicable to the conduct of its business.

(l) The Borrower has good and marketable title to all of its material assets free and clear of all Liens except Permitted Liens. The material property held under lease by the Borrower is held under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Borrower.

(m) The Borrower owns or has the right to use pursuant to a valid and enforceable written license, implied license or other legally enforceable right, all of the Intellectual Property (as defined below) that is necessary for the conduct of its business as currently conducted and the manufacture, importation and sale of products being developed by Borrower (the “IP”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The IP that is registered with or issued by a Governmental Authority is valid and enforceable; there is no outstanding, pending, or threatened action, suit, other proceeding or claim by any third person challenging or contesting the validity, scope, use, ownership, enforceability, or other rights of the Borrower in or to any IP and the Borrower has not received any written notice regarding, any such action, suit, or other proceeding. To the Borrower’s knowledge, the Borrower has not infringed or misappropriated any material rights of others. There is no pending or threatened action, suit, other proceeding or claim by others that the Borrower infringes upon, violates or uses the Intellectual Property rights of others without authorization, and the Borrower has not received any written notice regarding, any such action, suit, other proceeding or claim. The Borrower is not a party to or bound by any options, licenses, or agreements with respect to IP other than licenses for computer software acquired in the ordinary course of business. The term “Intellectual Property” as used herein means (i) all patents, patent applications, patent disclosures and inventions (whether patentable or unpatentable and whether or not reduced to practice), (ii) all trademarks, service marks, trade dress, trade names, slogans, logos, and corporate names and Internet domain names, together with all of the goodwill associated with each of the foregoing, (iii) copyrights, copyrightable works, and licenses, (iv) registrations and applications for registration for any of the foregoing, (v) computer software (including but not limited to source code and object code), data, databases, and documentation thereof, (vi) trade secrets and other confidential information, (vii) other intellectual property, and (viii) copies and tangible embodiments of the foregoing (in whatever form and medium).

(n) The Borrower is not in violation of the Organizational Documents, or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such breach or other default in the performance of any Material Agreement or condition contained in any agreement under which it may be bound, or to which any of its assets is subject, except for such breaches or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) All federal income tax returns, and all material state, local and foreign income, franchise and other Tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliates have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all Taxes, assessments and other governmental charges and impositions reflected therein and all other material Taxes, assessments and other governmental charges otherwise due and payable have been paid prior to the date on which any liability may be added thereto for non-payment thereof except, in each case, for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. As of the Agreement Date, no Tax Return is under audit or examination by any Governmental Authority, no Tax Affiliate has received written notice from any Governmental Authority of any audit or examination or any assertion of any material claim for Taxes and no Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

(p) The Borrower has not granted rights to market or sell its products or services to any other Person, and is not bound by any agreement that affects the exclusive right of the Borrower to develop, license, market or sell its products or services.

(q) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower: (A) at all times has complied with all Applicable Laws; (B) has not received any warning letter or other correspondence or notice from any Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required in connection with the business of the Borrower by any Applicable Laws (together, the “Authorizations”); (C) possesses and complies with the Authorizations, which are valid and in full force and effect; (D) has not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorization and has no knowledge that any Governmental Authority is considering such action; (E) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations.

(r) The audited financial statements of the Borrower for the year ended December 31, 2013 and the unaudited financial statements of the Borrower for the quarter ended June 30, 2014, each as filed with the Commission, together with the related notes, fairly present in all material respects the financial condition of the Borrower as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with GAAP (except as disclosed therein) consistently applied throughout the periods involved, subject, in the case of unaudited financial statements, to year-end adjustments; and, except as disclosed therein, there are no material off-balance sheet arrangements with unconsolidated entities or other persons, that may have a material current or, to the Borrower’s knowledge, material future effect on the Borrower’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.

(s) The Borrower maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t)(i) To the knowledge of the Borrower, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code that is not exempt under ERISA Section 408 or Section 4975 of the Code, under any applicable regulations and published interpretations thereunder or under any applicable prohibited transaction, individual or class exemption issued by the Department of Labor, has occurred with respect to any Employee Benefit Plan, except as for such transaction that would not have a Material Adverse Effect, (ii) at no time within the last seven (7) years has the Borrower or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Section 302 of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Borrower or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA, (iii) no Employee Benefit Plan represents any current or future liability for retiree health, life insurance, or other retiree welfare benefits that represent a material liability of the Borrower, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law, (iv) each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code, except for such failures to comply that would not have a Material Adverse Effect, (v) no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA, excluding, however, such events as to which the PBGC by regulation has waived the requirements of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event or with respect to which it is not reasonably likely to result in a liability to the Borrower of at least $1,000,000.00) and no condition exists that would subject the Borrower or any ERISA Affiliate to any tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law, except for any such tax, fine, lien, penalty or liability that would not, individually or in the aggregate, have a Material Adverse Effect, (vi) the Borrower does not maintain any Foreign Benefit Plan, (vii) the Borrower does not have any obligations under any collective bargaining agreement. As used in this clause (t), “Employee Benefit Plan” means any material

“employee benefit plan” within the meaning of Section 3(3) of ERISA maintained for employees of the Borrower or any ERISA Affiliate or any such Employee Benefit Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the Borrower’s controlled group as defined in Code Section 414 (b), (c), (m) or (o); and “Foreign Benefit Plan” means any retirement, death or disability plan, program or arrangement voluntarily established or contributed to by the Borrower in respect of employees employed outside the United States.

(u) The Borrower has no Subsidiaries.

(v) Subsequent to January 1, 2014 through the Agreement Date, the Borrower has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and other than as set forth on Schedule 3.1(v), there has not been any change in its capital stock (other than a change in the number of outstanding shares of Common Stock), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Borrower except pursuant to equity incentive plans and employee stock purchase plans.

(w) All of the issued and outstanding shares of capital stock of the Borrower are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing; the Notes and Conversion Shares have been duly authorized and, and the Conversion Shares, when issued and delivered in accordance with the terms of the Notes will have been validly issued and will be fully paid and nonassessable. Borrower has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock to issue the Conversion Shares, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Note Documents or imposed by applicable securities laws. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Notes will be issued in compliance with all applicable federal and state securities laws. Except as set forth in Schedule 3.1(w), there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of any shares of Common Stock pursuant to the Organizational Documents or any agreement to which the Borrower is a party or by which the Borrower is bound. The Borrower’s outstanding shares of capital stock, options and warrants as set forth in Schedule 3.1(v) to this Agreement is accurate, and except as set forth in Schedule 3.1 (w) there are no other options issuable or issued under the Borrower’s equity incentive plans or employee stock purchase plans. Except as set forth in Schedule 3.1(v) there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Borrower any shares of capital stock of the Borrower.

(x) The issuance of the Notes and the Conversion Shares will not obligate the Borrower to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Borrower securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as set forth in Schedule 3.1(w), there are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Borrower’s capital stock to which the Borrower is a party or, to the Borrower’s knowledge, between or among any of the Borrower’s stockholders.

(y) Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Note Documents. The issuance and sale of the Securities hereunder complies in all material respects with and does not contravene the rules and regulations of the Principal Trading Market.

(z) The Borrower is not, and immediately after issuance of the Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(aa) Except as set forth on Schedule 3.1(w), no Person has any right to cause the Borrower to effect the registration under the Securities Act of any securities of the Borrower.

(bb) The Borrower’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Borrower has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Borrower received any notification that the Commission is contemplating terminating such registration. The Borrower is in compliance in all material respects with all listing and maintenance requirements of the Principal Trading Market on the Agreement Date.

(cc) Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.3, none of the Borrower, nor, to the Borrower’s knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Borrower security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Borrower of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Note Documents to be integrated with prior offerings by the Borrower for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Trading Market.

(dd) Neither the Borrower nor, to the Borrower’s knowledge, any person acting on behalf of the Borrower, has offered or sold any of the Securities by any form of general solicitation or general advertising.

(ee) The Borrower has not, and to the Borrower’s knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Borrower to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of any of the securities of the Borrower or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Borrower.

(ff) The Borrower is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Borrower has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Borrower and designed such disclosure controls and procedures to ensure that information required to be disclosed by the borrower in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Borrower’s certifying officers have evaluated the effectiveness of the Borrower’s disclosure controls and procedures as of the end of the period covered by the Borrower’s most recently filed periodic reports under the Exchange Act (such date, the “Evaluation Date”). The Borrower presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Borrower’s internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or are reasonably likely to materially affect, the Borrower’s internal controls over financial reporting.

Section 3.2 Borrower Acknowledgment. The Borrower acknowledges that it has made the representations and warranties in Section 3.1 with the intention of persuading the Purchasers to enter into the Note Documents and that the Purchasers have entered into the Note Documents on the basis of, and in full reliance on, each of such representations and warranties, each of which shall survive the execution of this Agreement until the Obligations are paid in full and each representation or warranty related to the Conversion Shares, including the representations and warranties set forth in Sections 3.1 (w), (x), (y) and (bb) shall be deemed to be continuously made at all times until the Obligations are paid in full or the Notes are fully converted.

Section 3.3 Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Borrower as of the Agreement Date that:

(a) Such Purchaser is duly organized and validly existing under the laws of the jurisdiction of its formation.

(b) Each Note Document to which it is a party has been duly authorized, executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(c) Such Purchaser has full power and authority to purchase the Notes and to enter into and perform its other obligations under each of the Note Documents and carry out the other transactions contemplated thereby.

(d) Each of the Notes and Conversion Shares to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, except pursuant to sales registered or exempted under the Securities Act, and such Purchaser has no agreement or understanding, directly or indirectly, or present intention of selling, granting any participation in, or otherwise distributing the Notes or Conversion Shares in violation of applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time and such Purchaser reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Notwithstanding anything herein to the contrary, the Purchasers may not sell, dispose of or transfer the Notes, except as provided in Section 6.5 and in accordance with the terms of the Notes.

(e) Such Purchaser can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(f) Such Purchaser understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(g) Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Borrower is relying in part upon the truth and accuracy of, and such Purchasers’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(h) Such Purchaser did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

(i) Such Purchaser is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

ARTICLE 4

CONDITIONS OF PURCHASE OF THE NOTES.

Section 4.1 Conditions to the Purchase of the Notes. The obligation of the Purchasers to purchase the Notes shall be subject to the fulfillment of the following conditions:

(a) The Purchasers shall have received executed counterparts of the Note Documents from the Borrower, including the executed Notes dated as of the Funding Date, a certificate as to Organizational Documents, resolutions, incumbency and an opinion of its counsel dated as of the Funding Date, reasonably acceptable to the Purchasers;

(b) As of the Agreement Date, no Default or Event of Default shall have occurred;

(c) As of the Agreement Date, all of the representations and warranties set forth in Section 3.1 shall be true and correct; and

(d) The Disbursement Condition shall have been satisfied.

ARTICLE 5

PARTICULAR COVENANTS AND EVENTS OF DEFAULT

Section 5.1 Affirmative Covenants. Unless the Required Purchasers shall otherwise agree:

(a) The Borrower shall and shall cause its Subsidiaries to maintain their existence and qualify and remain qualified to do their business as currently conducted, except for any merger or dissolution of a Subsidiary in accordance with Section 5.2(a) or where the failure to maintain such qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Borrower shall and shall cause its Subsidiaries to comply in all material respects with all Applicable Laws, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) The Borrower shall obtain and shall cause its Subsidiaries to make and keep in full force and effect all Authorizations required to conduct their business, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) The Borrower shall promptly notify the Purchasers of the occurrence of (i) any Default or Event of Default and (ii) each event which, at the giving of notice, lapse of time, determination of materiality or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an event of default (however described) under any Note Document.

(e) The Borrower will timely file with the Commission (subject to appropriate extensions made under Rule 12b-25 of the Exchange Act) any annual reports, quarterly reports and other periodic reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act.

(f) Borrower shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the conversion of the Notes, the number of shares of Common Stock issuable upon such conversion (without taking into account any limitations on the conversion of the Notes as set forth in the Notes).

Section 5.2 Negative Covenants. Unless the Required Purchasers shall otherwise agree:

(a) The Borrower shall not and shall not permit any Subsidiary to (i) liquidate, provided that a Subsidiary may merge into the Borrower or any other Subsidiary or (ii) enter into any merger, consolidation or reorganization, unless (x) the Borrower is the surviving corporation or (y) subject to Section 5.3 and the terms of the Notes, if the survivor is a Person other than the Borrower, such Person assumes the Notes and the Obligations of the Borrower under the Note Documents. The Borrower (1) shall not establish any Subsidiary unless, within twenty (20) days, such Subsidiary executes and delivers to the Purchasers a joinder to this Agreement and the Security Agreement in form acceptable to the Purchasers and takes all steps necessary to create and perfect a first priority Lien in favor of Purchasers on all of its assets; provided, that Foreign Subsidiaries taxed as a corporation, Subsidiaries owned directly or indirectly through one or more Foreign Subsidiaries taxed as a corporation and U.S. Foreign Holdcos shall not be required to execute a joinder agreement or to guaranty the Obligations, and (2) shall, and shall cause each of its Domestic Subsidiaries (other than Domestic Subsidiaries owned directly or indirectly through one or more Foreign Subsidiaries taxed as a corporation) to, pledge all of the Stock and Stock Equivalents of each of its Domestic Subsidiaries (other than Domestic Subsidiaries owned directly or+ indirectly through one or more Foreign Subsidiaries taxed as a corporation) and Foreign Subsidiaries taxed as a corporation (provided that with respect to any such Foreign Subsidiary or any U.S. Foreign Holdco, such pledge shall be limited to sixty-five percent (65%) of such Subsidiary’s outstanding voting Stock and Stock Equivalents and one hundred percent (100%) of such Subsidiary’s outstanding non-voting Stock and Stock Equivalents and none of the Stock or Stock Equivalents of any Subsidiary thereof) to the Purchasers to secure the Obligations. In connection with each pledge of Stock or Stock Equivalents, the Borrower shall deliver, or cause to be delivered to Purchasers, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank.

(b) The Borrower shall not and shall not permit any Subsidiary to (i) enter into any partnership, joint venture, syndicate, pool, profit-sharing or royalty agreement or other combination, or engage in any transaction with an Affiliate (other than a Subsidiary), whereby its income or profits are or might be, shared with another Person (other than a Subsidiary), (ii) enter into any management contract or similar agreement whereby a substantial part of its business is managed by another Person; or (iii) make any cash dividend or distribute, or permit the dividend or distribution of, any of its assets, including its intangibles, to any of its shareholders in such capacity or its Affiliates (other than to the Company or a Subsidiary), (except for (x) distributions in which Purchasers participate pursuant to Section 6 of the Notes or pursuant to a shareholder rights plan; (y) in the case of any Domestic Subsidiary that files a consolidated, combined, unitary or similar income Tax return with the Borrower, such Domestic Subsidiary may make distributions to the Borrower to permit the Borrower to pay federal and state income Taxes then due and payable and franchise Taxes incurred in the ordinary course of business, but such distributions shall be limited to the amount of such Taxes that would have been due and payable by the Borrower and such Domestic Subsidiary had they not filed a consolidated, combined, unitary or similar income Tax return); and (z) in the case of any Subsidiary owned by the Borrower and/or its other Subsidiaries that is treated as a disregarded entity or partnership for U.S. federal income tax purposes, such Subsidiary may make distributions to the Borrower and/or the Borrower’s other Subsidiaries, as applicable, to permit them to pay federal and state income and franchise Taxes then due and payable by them on their allocable share of the taxable income of such Subsidiary. Notwithstanding anything herein to the contrary, (x) Borrower and any of its Subsidiaries may enter into an Excluded Transaction and (y) there shall be no restriction with respect to any changes to officers or directors of Borrower or any of its Subsidiaries, including no restriction on the freedom of Borrower or any of its Subsidiaries to enter into employment contracts or to engage directors or advisors.

(c) The Borrower shall not and shall not permit any Subsidiary to create, incur or suffer any Lien upon any of its assets, except Permitted Liens.

(d) The Borrower shall not and shall not permit any Subsidiary to create, incur, assume, guarantee or be liable with respect to any Indebtedness, except for Permitted Indebtedness.

(e) The Borrower shall not and shall not permit any Subsidiary to sell or otherwise transfer the Products or any assets primarily associated therewith, other than (x) pursuant to or in connection with an Excluded Transaction or (y) subject to Section 5.3 and the terms of the Notes, any sale or transfer that otherwise constitutes a Major Transaction.

(f) The Borrower shall not issue any equity securities (i) senior to its Common Stock or (ii) convertible or exercisable for equity securities senior to its Common Stock. Notwithstanding anything herein to the contrary, there shall be no restriction upon any issuance of Common Stock or upon distributions pursuant to any shareholder rights plan; provided, that the Purchasers shall participate in any such distribution pursuant to Section 6 of the Notes.

Section 5.3 Major Transaction. The Borrower shall give the Purchasers notice of a Major Transaction at least thirty (30) days prior to the consummation thereof but in any event not later than five (5) business days following the first public announcement thereof. Each Purchaser, within the Major Transaction Conversion Period (as defined in the Note), in the exercise of its sole discretion, may deliver a notice to the Borrower (the “Put Notice”) that the Final Payment shall be due and payable in cash (collectively, the “Major Transaction Payment”). If any of the Purchasers deliver a Put Notice, then simultaneously with consummation of such Major Transaction, the Borrower shall make such Major Transaction Payment to each such Purchaser The Borrower shall not consummate any Major Transaction without complying with the provisions of this Section 5.3.

Section 5.4 General Acceleration Provision upon Events of Default. If one or more of the events specified in this Section 5.4 shall have happened and be continuing beyond the applicable cure period (each, an “Event of Default”), the Required Purchasers, by written notice to the Borrower, may declare the principal of, and accrued and unpaid interest on, all of the Notes or any part of any of them (together with any other Obligations accrued or payable) to be, and the same shall thereupon become, immediately due and payable, without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Borrower, and take any further action available at law or in equity, including, without limitation, the sale of the Notes and all other rights acquired in connection with the Notes:

(a) The Borrower shall have failed to make payment of (i) principal when due, or (ii) interest or any other amounts due under the Notes or any other Obligations within five (5) Business Days of their due date.

(b)(i) The Borrower shall have failed to comply with the due observance or performance of any covenant contained in this Agreement (other than the covenant described in (a) above or as otherwise expressly provided in this Section 5.4) or in the other Note Documents and such default is not remedied by the Borrower or waived by the Purchasers within thirty (30) days (inclusive of any extension periods or cure periods contained in any such covenant or provided by Applicable Law) after the earlier of (A) receipt by the Borrower of notice from the Required Purchasers of such default, or (B) in the case of Section 5.1(d), the actual knowledge of Borrower of such default.

(c) Any representation or warranty made by the Borrower in any Note Document shall be incorrect, false or misleading in any material respect (except to the extent that such representation or warranty is qualified by reference to materiality or Material Adverse Effect, to which extent it shall be incorrect, false or misleading in any respect) as of the date it was made or deemed made.

(d)(i) The Borrower shall generally be unable to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts as they come due or shall make a general assignment for the benefit of creditors; (ii) the Borrower shall declare a moratorium on the payment of its debts; (iii) the commencement by the Borrower of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, intervention or other similar relief under any applicable law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of all or substantially all of its assets; (iv) the commencement against the Borrower of a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of sixty (60) days; or (v) any other event shall have occurred which under any applicable law would have an effect analogous to any of those events listed above in this subsection.

(e) One or more judgments against the Borrower or any Subsidiary or attachments against any of their respective property, which in the aggregate exceed $5,000,000 (net of any anticipated insurance proceeds), and such judgment(s) remains unstayed on appeal, undischarged, unbonded or undismissed for a period of sixty (60) days from the date of entry of such judgment.

(f) Any Authorization held by the Borrower or any Subsidiary shall have been suspended, cancelled or revoked, and such suspension, cancellation or revocation would reasonably be expected to have a Material Adverse Effect, and such suspension, cancellation or revocation shall not have been cured within 30 days.

(g) Any Authorization necessary for the execution, delivery or performance of any Note Document or for the validity or enforceability of any of the Obligations is not given or is withdrawn or ceases to remain in full force or effect.

(h) There is a default in the payment of any Indebtedness to which the Borrower is a party with a third party, such third party accelerates the maturity of any such Indebtedness, the principal amount of such Indebtedness is in an amount in excess of $2,500,000 and such acceleration is not rescinded or such Indebtedness is not contested in good faith or paid or otherwise discharged.

(i) The validity of any Note Document shall be contested by the Borrower or any Subsidiary, or any Applicable Law shall purport to render any material provision of any Note Document invalid or unenforceable or shall purport to prevent or materially delay the performance or observance by the Borrower of the Obligations.

(j) The Common Stock of Borrower ceases to be listed on the Principal Trading Market or the Common Stock ceases to be registered under Section 12 of the Exchange Act.

(k) The occurrence of a Conversion Failure.

Section 5.5 Automatic Acceleration on Dissolution or Bankruptcy. Notwithstanding any other provisions of this Agreement, if an Event of Default under Section 5.4(d) shall occur, the principal of the Notes (together with any interest accrued or payable under this Agreement) shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 5.6 Recovery of Amounts Due. If any amount payable hereunder is not paid as and when due (after the expiration of any applicable cure periods), the Borrower hereby authorizes the Purchasers to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of set-off, banker’s lien or counterclaim, against any moneys or other assets of the Borrower to the full extent of all amounts payable to the Purchasers.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, or when received by electronic mail in each case addressed to a party. The addresses for such communications shall be:

If to the Borrower:

Aerie Pharmaceuticals, Inc.

135 US Highway 206, Suite

15 Bedminster, NJ 07921

Fax: (909) 470-4329

E-mail: rrubino@aeriepharma.com

Attention: Richard J. Rubino

With a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Fax: (212) 859-4000

Email: andrew.barkan@friedfrank.com

Attn: Andrew B. Barkan, Esq.

If to the Purchasers:

Deerfield Management Company, L.P.

780 Third Avenue, 37th Floor

New York, NY 10017

Fax: (212) 599-3075

Email: dclark@deerfield.com

Attn: David J. Clark

With a copy to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022

Fax: (212) 940-8776

Email: mark.fisher@kattenlaw.com

Attn: Mark I. Fisher, Esq.

Section 6.2 Waiver of Notice. Whenever any notice is required to be given to the Purchasers or the Borrower under any of the Note Documents, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 6.3 Reimbursement of Legal and Other Expenses. If any amount owing to the Purchasers under any Note Document shall be collected through enforcement of any Note Document or restructuring of the Notes in the nature of a work-out, settlement, negotiation, or any process of law, or shall be placed in the hands of third Persons for collection, the Borrower shall pay (in addition to all monies then due in respect of the Obligations) all reasonable and documented external attorneys’ and other fees and out-of-pocket expenses incurred in respect of such collection.

Section 6.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or other proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or other proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The Parties hereby waive all rights to a trial by jury.

Section 6.5 Successors and Assigns. This Agreement shall bind and inure to the respective successors and assigns of the Parties, except that (a) the Borrower may not assign or otherwise transfer all or any part of its rights under the Note Documents without the prior written consent of the Required Purchasers, except in connection with Section 5.2(a)(y), and (b) a Purchaser may assign its Note upon three (3) days prior notice to Borrower; provided, that, in no event may a Purchaser assign its Note to a Restricted Transferee without the prior written consent of Borrower; provided further, that, such Purchaser shall have complied with the transfer provisions in Section 12 of the Note. Upon a Purchaser’s assignment of a Note such Purchaser shall provide notice of the transfer to Borrower for recordation in the Register pursuant to Section 1.4. Upon receipt of a notice of a transfer of an interest in a Note, Borrower shall record the identity of the transferee and other relevant information in the Register and the transferee shall (to the extent of the interests transferred to such transferee) have all the rights and obligations of, and shall be deemed, a Purchaser hereunder.

Section 6.6 Entire Agreement. The Note Documents contain the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto. Except as otherwise provided herein, the provisions of this Agreement may be waived, modified, supplemented or amended only by an instrument in writing signed by the authorized officer of each Party.

Section 6.7 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.8 Counterparts. This Agreement may be executed in several counterparts, and by each Party on separate counterparts, each of which and any photocopies, facsimile copies or other electronic transmission (including by PDF) thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 6.9 Survival.

(a) This Agreement and all agreements, representations and warranties made in the Note Documents, and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement and the purchase of the Notes hereunder regardless of any investigation made by any such other Party or on its behalf, and shall continue in force until all amounts payable under the Note Documents shall have been fully paid in accordance with the provisions thereof, and the Purchasers shall not be deemed to have waived, by reason of purchasing the Notes, any Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Purchasers may have had notice of any such Event of Default or may have had notice that such representation or warranty was false or misleading at the time the Notes were purchased.

(b) The obligations of the Borrower under Sections 1.4 and 2.5 and the obligations of the Borrower and the Purchasers under this Article 6 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Obligations, or the termination of this Agreement or any provision hereof.

Section 6.10 No Waiver. Neither the failure of, nor any delay on the part of, any Party in exercising any right, power or privilege under any Note Document, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Note Document preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default under any Note Document constitute a waiver of any other right, power, privilege or default under any Note Document. No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Purchasers upon any default under this Agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of the Purchasers in respect of any such default, or any acquiescence by it therein, affect or impair any right, power or remedy of the Purchasers in respect of any other default. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

Section 6.11 Indemnity.

(a) The Borrower shall, at all times, indemnify and hold each Purchaser harmless (the “Indemnity”) and each of their respective directors, partners, officers, employees, agents, counsel and advisors (each, an “Indemnified Person”) in connection with any losses, claims (including the reasonable attorneys’ fees incurred in defending against such claims), damages, liabilities, penalties, or other expenses arising out of, or relating to, the Note Documents, the purchase of the Notes or the use or intended use of the proceeds of the purchase of the Notes, which an Indemnified Person may incur or to which an Indemnified Person may become subject, but excluding (i) Taxes (other than Taxes that represent losses, claims, damages, liabilities or penalties arising from any non-Tax claims) and (ii) Excluded Taxes (each, a “Loss”). The Indemnity shall not apply to the extent that a court or arbitral tribunal of competent jurisdiction issues a final judgment that such Loss resulted from the bad faith, gross negligence or willful misconduct of the Indemnified Person. The Indemnity is independent of and in addition to any other agreement of Borrower under any Note Document to pay any amount to the Purchasers, and any exclusion of any obligation to pay any amount under this subsection shall not affect the requirement to pay such amount under any other section hereof or under any other agreement. For the avoidance of doubt, this Section 6.11 shall not apply to Indemnified Taxes.

(b) Promptly after receipt by an Indemnified Person under this Section 6.11 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Loss in respect thereof is to be made against Borrower under this Section 6.11, deliver to Borrower a written notice of the commencement thereof, and Borrower shall have the right to participate in, and, to the extent Borrower so desires, to assume control of the defense thereof with counsel satisfactory to Borrower.

(c) An Indemnified Person shall have the right to retain its own counsel with the documented reasonable fees and out-of-pocket expenses to be paid by the Borrower, if, in the reasonable opinion of counsel for the Indemnified Person, the representation by such counsel of the Indemnified Person and Borrower would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Borrower shall pay for only one separate legal counsel for the Indemnified Persons. The failure of an Indemnified Person to deliver written notice to the Borrower within a reasonable time of the commencement of any such action shall not relieve the Borrower of any liability to the Indemnified Person under this Section 6.11, except to the extent that Borrower is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6.11 shall be made by periodic payments of the amount thereof as such expense, loss, damage or liability is incurred and is due and payable.

Section 6.12 No Usury. The Note Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Purchaser for the proceeds of the purchase of the Notes exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Purchasers shall ever receive anything which might be deemed interest under applicable law, that would exceed the highest lawful rate, such amount that would be deemed excessive interest shall be applied to the reduction of the principal amount owing on account of the Notes, or if such deemed excessive interest exceeds the unpaid balance of principal of the Notes, such deemed excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Purchasers with respect to the Notes shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of the Notes until payment in full so that the deemed rate of interest on account of the Notes is uniform throughout the term thereof. The terms and provisions of this Section 6.12 shall control and supersede every other provision of this Agreement and the Notes.

Section 6.13 Several Obligations. The obligations of the Purchasers under the Note Documents shall be several and not joint.

Section 6.14 Further Assurances. From time to time, each Party shall perform any and all acts and execute and deliver to the other Party such additional documents as may be necessary or as requested by the other Party to carry out the purposes of any Note Document or to preserve and protect the rights of such other Party as contemplated therein.

Section 6.15 Release of Collateral. Upon entry into a Working Capital Facility, upon the delivery of notice by Borrower to Purchasers, Purchasers shall release their Liens on Borrower’s accounts receivable, inventory and the proceeds and products thereof. Upon Borrower incurring any Indebtedness permitted by clause (viii) of the definition of Permitted Indebtedness, secured by a Lien on the asset acquired with such Indebtedness, upon the delivery of notice by Borrower to Purchasers, Purchasers shall release their Lien on such asset. Upon the delivery of notice by Borrower to Purchasers, Purchasers shall release any and all liens they hold on the Collateral and the Security Agreement shall terminate upon occurrence of the following: (i) beginning one month after FDA approval of either of the Products, shares of the Common Stock have traded on the Principal Trading Market at a price above $30 per share subject to appropriate adjustment to reflect any subdivision of outstanding Common Stock (by any stock split, stock dividend, recapitalization or otherwise) or combination of outstanding Common Stock (by combination, reverse stock split or otherwise) for 30 consecutive trading days, and (ii) Borrower is prepared to close a financing (described in clause (xi) of the definition of Permitted Indebtedness) to be secured by a Lien on the Borrower’s assets, subject only to the release of Purchasers’ Lien.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Purchasers and the Borrower have caused this Agreement to be duly executed as of the 8th day of September, 2014.

BORROWER:

AERIE PHARMACEUTICALS, INC.

By:	/s/ Richard J. Rubino
Name:	Richard J. Rubino
Title:	Chief Financial Officer

PURCHASERS:

DEERFIELD PARTNERS, L.P.

By: Deerfield Mgmt, L.P., General Partner
By: J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD INTERNATIONAL MASTER FUND, L.P.

By: Deerfield Mgmt, L.P., General Partner
By: J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By: Deerfield Mgmt, L.P., General Partner
By: J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By: Deerfield Mgmt, L.P., General Partner
By: J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS

INTERNATIONAL MASTER FUND, L.P.

By: Deerfield Mgmt, L.P., General Partner
By: J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

SCHEDULE 1

PURCHASER	ALLOCATION OF NOTES
Deerfield Partners, L.P.	8.88%
Deerfield International Master Fund, L.P.	11.12%
Deerfield Private Design Fund III, L.P.	72.00%
Deerfield Special Situations Fund, L.P.	4.37%
Deerfield Special Situations International Master Fund, L.P.	3.63%

SCHEDULE 3.1(v)

Total Outstanding as of September 8, 2014
Shares of Common Stock*	23,953,535
Options	3,785,959
Warrants	717,801
Unvested restricted stock	150,738

*	As of September 8, 2014, the total number of shares of Common Stock issuable under the Borrower’s equity incentive plan and employee stock purchase plan was 2,686,741.

SCHEDULE 3.1(w)

1.	Amended and Restated Investors’ Rights Agreement by and among Aerie Pharmaceuticals, Inc. and TPG Biotechnology Partners, L.P., ACP N, L.P., Sofinnova Venture Partners VII, L.P., Clarus Lifesciences II, L.P., Osage University Partners I, L.P., Thomas J. van Haarlem, M.D. and Casey Kopczynski, M.D., dated February 23, 2011.

2.	First Amendment to Amended and Restated Investors’ Rights Agreement by and among Aerie Pharmaceuticals, Inc. and TPG Biotechnology Partners, L.P., ACP N, L.P., Sofinnova Venture Partners VII, L.P., Clarus Lifesciences II, L.P. and Osage University Partners I, L.P., dated December 7, 2012.

Exhibit A

NOTE

FORM OF NOTE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(a)(1 1⁄2)” SALE.

SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: September , 2014	Principal: U.S. $

FOR VALUE RECEIVED, AERIE PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), hereby promises to pay to Deerfield Partners, L.P., or its registered assigns(the “Holder”) the principal amount of                      ($            ) (the “Principal”) pursuant to, and in accordance with, the terms of that certain Note Purchase Agreement, dated as of September     , 2014, by and among the Company and the Purchasers party thereto (together with all exhibits and schedules thereto and as may be amended, restated, modified and supplemented from time to time, the “Note Purchase Agreement”). The Company hereby promises to pay accrued and unpaid Interest (as defined below) and premium, if any, on the Principal on the dates, at the rates and in the manner provided for in the Note Purchase Agreement. This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, and as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time, this “Note”) is one of the Senior Secured Convertible Notes issued pursuant to the Note Purchase Agreement (collectively, including all Senior Secured Convertible Notes issued in exchange, transfer or replacement thereof, and as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time, the “Notes”). All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Note Purchase Agreement.

Except as expressly provided in the Note Purchase Agreement, the Company has no right, but under certain circumstances may have an obligation, to make payments of Principal prior to the seventh anniversary of the Funding Date (as defined in the Note Purchase Agreement). At any time an Event of Default exists, the Principal of this Note, together with all accrued and unpaid Interest and any applicable premium due, if any, may be declared, or shall otherwise become, due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

1. Definitions.

(a) Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

(i) “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

2

(ii) “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but for the avoidance of doubt, excluding any debt securities convertible into such stock.

(iii) “Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote, in the election of directors of such person or (b) if such Person is not a corporation, to vote or otherwise participate in the election of the governing body, partners, managers or others that will control the management or policies of such person.

(iv) “Common Stock” means the common stock, par value $0.001 per share, of the Company.

(v) “Conversion Amount” means the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.

(vi) “Conversion Price” means, as of any Conversion Date or other date of determination, $24.80 per Share, subject to adjustment as provided herein and subject to appropriate adjustment to reflect any subdivision of outstanding Common Stock (by any stock split, stock dividend, recapitalization or otherwise) or combination of outstanding Common Stock (by combination, reverse stock split or otherwise).

(vii) “Dollars” or “$” means United States Dollars.

(viii) “Eligible Market” means the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the NYSE Alternext or the Nasdaq Capital Market.

(ix) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x) “Interest” means any interest (including any default interest) accrued on the Principal pursuant to the terms of this Note and the Note Purchase Agreement.

(xi) “Issuance Date” means September     , 2014, regardless of any exchange or replacement hereof.

(xii) “Major Transaction” means any of the following events:

(A) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, (1) following which the holders of Common Stock immediately preceding such consolidation, merger, exchange,

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recapitalization, reorganization, combination or event either (a) no longer hold a majority of the shares of Common Stock or (b) no longer have the ability to elect a majority of the board of directors of the Company or (2) as a result of which shares of Common Stock shall be changed into (or the shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity (other than to the extent the Common Stock is changed or exchanged solely to reflect a change in the Company’s jurisdiction of incorporation); or

(B) the sale or transfer (other than to a wholly owned subsidiary of the Company) of (i) all or substantially all of the assets of the Company or (ii) assets of the Company for a purchase price equal to more than 50% of the Enterprise Value (as defined below) of the Company. For purposes of this clause (B), “Enterprise Value” shall mean (I) the product of (x) the number of issued and outstanding shares of Common Stock on the date the Company delivers the Major Transaction Notice (as defined below in Section 3(c)) multiplied by (y) the per share closing price of the Common Stock on such date plus (II) the amount of the Company’s debt as shown on the latest financial statements filed with the SEC (the “Current Financial Statements”) less (III) the amount of cash and cash equivalents of the Company as shown on the Current Financial Statements; or

(C) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity.

(xiii) “Major Transaction Conversion Period” means the period beginning upon receipt by the Holder of a Major Transaction Notice (as defined below) and ending (1) in the case of a Successor Major Transaction (as defined below), five (5) Trading Days prior to consummation of the Major Transaction and (2) in the case of a Company Share Major Transaction (as defined below), any time until the later of (x) the seven (7) year anniversary of the Funding Date and (y) the one-year anniversary of the applicable Company Share Major Transaction.

(xiv) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or agency or a political subdivision thereof.

(xv) “Principal” means the outstanding principal amount of this Note as of any date of determination.

(xvi) “Required Note Holders” means Holders of at least 50.1% of the aggregate principal amount of the Notes outstanding.

(xvii) “Restricted Transferee” means any entity that is a transferee of in excess of five million dollars ($5,000,000) principal amount of Notes (i) whose

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last filed beneficial ownership report with respect to the Company with the SEC was in the form of a Schedule 13D, (ii) that is principally engaged in the development or marketing of a non-service related tangible product (an “Operating Company”), provided, however, that (1) any entity that operates as a brokerage, insurance business, pension fund (or other benefit fund), investment banking, investment management, investment advisory, lobbying or publishing business or (2) any non-profit research or non-profit enterprise, shall not constitute an Operating Company, whether or not such entity or enterprise owns an interest in an Operating Company or (iii) identified by name in writing to the Holder on or prior to the date of the Note Purchase Agreement.

(xviii) “SEC” means the Securities and Exchange Commission.

(xix) “Securities Act” means the Securities Act of 1933, as amended.

(xx) “Shares” means shares of Common Stock.

(xxi) “Successor Entity” means any Person purchasing the Company’s assets or Common Stock in a Major Transaction, or any successor entity resulting from such Major Transaction.

(xxii) “Trading Day” means any day on which the Common Stock is traded for any period on the Eligible Market or the other principal securities exchange or other securities market or quotation system on which the Common Stock is then being traded.

(xxiii) “Volume Weighted Average Price” for any security as of any date means the volume weighted average sale price of such security on the principal securities exchange, trading market or quotation system where such security is listed or traded as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereinafter designated by the Required Note Holders and the Company (“Bloomberg”) or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the “over the counter” Bulletin Board (or any successor) or in the “pink sheets” (or any successor) by the OTC Markets Group, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the Volume Weighted Average Price shall be the fair market value as mutually determined by the Company and the Holders of a majority in interest of the Notes being converted for which the calculation of the Volume Weighted Average Price is required in order to determine the Conversion Price of such Notes.

2. Conversion Rights. This Note may be converted into Shares on the terms and conditions set forth in this Section 2 and, where applicable, Section 3.

(a) Conversion at Option of the Holder. On or after the date hereof, the Holder shall be entitled to convert all or any part of the Principal into fully paid and

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nonassessable Shares (the “Conversion Shares”) in accordance with this Section 2 and, if applicable, Section 3, at the Conversion Rate (as defined in Section 2(b)). The Company shall not issue any fraction of a Share upon any conversion. If the issuance would result in the issuance of a fraction of a Share, then the Company shall round such fraction of a Share up or down to the nearest whole share (with 0.5 rounded up). Notwithstanding anything herein to the contrary, the Company shall not issue to the Holder, and the Holder may not acquire, a number of Shares upon conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto or the Note Purchase Agreement to the extent that, upon such conversion, the number of Shares then beneficially owned by the Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.985% of the total number of shares of Common Stock then issued and outstanding (the “9.985% Cap”). For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of the Holder, the Company shall, within two (2) Trading Days, confirm orally and in writing to the Holder the number of Shares then outstanding. Notwithstanding anything herein to the contrary, the Company shall have no obligation to the Holder to pay the value of the Conversion Shares in cash, except as otherwise provided in Section 3.

(b) Conversion Rate. The number of Conversion Shares issuable upon a conversion of any portion of this Note pursuant to Section 2 shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount

Conversion Price

The Conversion Rate shall be subject to adjustment in connection with a Major Transaction Conversion (as defined below) in accordance with and subject to the provisions of Section 3 hereof.

(c) Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(i) Holder’s Delivery Requirements. To convert a Conversion Amount into Conversion Shares on any date (the “Conversion Date”), the Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 5:00 p.m. New York City time on such date, a copy of an executed conversion notice in the form attached hereto as Exhibit A or, in the case of a Major Transaction Conversion for Major Transaction Company Shares (as defined below), a Major Transaction Conversion Notice (such applicable notice, the “Conversion Notice”) to the Company (Attention: Richard J. Rubino, 135 U.S. Highway 206, Suite 15, Bedminster, NJ 07921, Fax: (908) 470-4329, Email: rrubino@aeriepharma.com), and (B) if required by Section 2(c)(vi), surrender to a common

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carrier for delivery to the Company, no later than three (3) Business Days after the Conversion Date, the original Note being converted (or an indemnification undertaking in customary form with respect to this Note in the case of its loss, theft or destruction).

(ii) Company’s Response. Upon receipt or deemed receipt by the Company of a copy of a Conversion Notice, the Company (I) shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to the Holder and the Company’s designated transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the second (2nd) Business Day following the date of receipt or deemed receipt by the Company of such Conversion Notice or, in the case of Major Transaction Company Shares, within the period provided in Section 3(d) (the “Share Delivery Date”); (A) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and provided that the Holder is eligible to receive Shares through DTC, credit such aggregate number of Conversion Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the foregoing shall not apply, issue and deliver to the address as specified in the Conversion Notice, a stock certificate, registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder shall be entitled. If notwithstanding the provisions of Section 2(c)(vi), the Holder elects to physically surrender this Note for conversion, and the Principal represented by this Note is greater than the Principal being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note (the “Note Delivery Date”) and at its own expense, issue and deliver to the Holder a new Note representing the Principal not converted and cancel this Note. This Note and the Conversion Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Conversion Shares if the Unrestricted Conditions (as defined below) are met.

(iii) Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of Conversion Shares that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt or deemed receipt of the Holder’s Conversion Notice or other date of determination. If the Holder and the Company are unable to agree upon the determination of the Conversion Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall promptly (and in any event within two (2) Business Days) submit via facsimile (A) the disputed determination of the Conversion Price to an independent, reputable investment banking firm agreed to by the Company and the Required Note Holders, or (B) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent registered public accounting firm, as the case may be. The Company shall direct the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent

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manifest error. Notwithstanding anything herein to the contrary, any such final determination in respect of a dispute in connection with a Major Transaction in which the Company is not the surviving parent entity, shall be made prior to consummation of such Major Transaction.

(iv) Record Holder. The person or persons entitled to receive the Conversion Shares issuable upon a conversion of this Note shall be treated for all purposes as the legal and record holder or holders of such Shares upon delivery of the Conversion Notice via facsimile, electronic mail, or otherwise in accordance with the terms hereof.

(v) Company’s Failure to Timely Convert.

(A) Cash Damages. If within three (3) Business Days after the Company’s receipt of the facsimile or electronic mail copy of a Conversion Notice or deemed receipt of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder for, or credit the Holder’s or its designee’s balance account with DTC with, the number of Conversion Shares (free of any restrictive legend if the Unrestricted Conditions (as defined below) are met) to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount (subject to Section 2(c)(iii)), then in addition to all other available remedies that the Holder may pursue hereunder and under the Note Purchase Agreement, the Company shall pay additional damages to the Holder for each 30-day period (such additional damages to be prorated for any partial period) after the Share Delivery Date such conversion is not timely effected in an amount equal to one percent (1%) of the product of (I) the number of Conversion Shares not issued to the Holder or its designee on or prior to the Share Delivery Date and to which the Holder is entitled and (II) the Volume Weighted Average Price of the Common Stock on the Share Delivery Date (such product is referred to herein as the “Share Product Amount”). Alternatively, subject to Section 2(c)(iii), at the election of the Holder made in the Holder’s sole discretion, the Company shall pay to the Holder, in lieu of the additional damages referred to in the preceding sentence (but in addition to all other available remedies that the Holder may pursue hereunder and under the Note Purchase Agreement), 107.5% of the amount by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the Shares purchased to make delivery in satisfaction of a sale by the Holder of the Conversion Shares to which the Holder is entitled but has not received upon a conversion exceeds (B) the net proceeds received by the Holder from the sale of the Shares to which the Holder is entitled but has not received upon such conversion. If the Company fails to pay the additional damages set forth in this Section 2(c)(v)(A) within five (5) Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of Shares equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice.

(B) Void Conversion Notice. If for any reason the Holder has not received all of the Conversion Shares prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of this Note (a “Conversion Failure”), then the Holder, upon written notice to the Company (a “Void Conversion Notice”), may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any

8

portion of this Note that has not been converted pursuant to the Holder’s Conversion Notice; provided, that the voiding of the Holder’s Conversion Notice shall not affect the Company’s obligations to make any payments that have accrued prior to the date of such notice pursuant to Section 2(c)(v)(A) or otherwise.

(C) Event of Default. A Conversion Failure shall constitute an Event of Default under the Note Purchase Agreement and entitle the Purchasers to all payments and remedies provided under the Note Purchase Agreement upon the occurrence of an Event of Default.

(vi) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion or redemption of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being converted or redeemed. The Holder and the Company shall maintain records showing the Principal converted or redeemed and the dates of such conversions or redemptions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon any such partial conversion or redemption. Notwithstanding the foregoing, if this Note is converted or redeemed as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal represented by this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion or redemption of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.

(d) [RESERVED]

(e) Legends.

(i) Restrictive Legend. The Holder understands that until such time as this Note or the Conversion Shares have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, this Note and the Conversion Shares, as applicable, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A

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UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(a)(1 1⁄2)” SALE.”

(ii) Removal of Restrictive Legends. This Note and the certificates evidencing the Conversion Shares (including any Major Transaction Company Shares), as applicable, shall not contain any legend restricting the transfer thereof (including the legend set forth above in subsection 2(e)(i)): (A) while a registration statement covering the sale or resale of such security is effective under the Securities Act, or (B) following any sale of such Note and/or Conversion Shares pursuant to Rule 144, or (C) if such Note or Conversion Shares, as the case may be, are eligible for sale under Rule 144(b)(1), or (D) if the holder of this Note or the Conversion Shares, as applicable, certifies, on or after the date that is six (6) months after the Funding Date, that such holder is not an “affiliate” of the Company (as defined in Rule 144), or (E) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the date that a registration statement covering the resale of the Notes and/or Conversion Shares has been declared effective by the SEC (the “Effective Date”), or at such other time as any of the Unrestricted Conditions have been satisfied, if required by the Company’s transfer agent to effect the issuance of this Note or the Conversion Shares, as applicable, without a restrictive legend or removal of the legend hereunder. If any of the Unrestricted Conditions are met at the time of issuance of any of the Conversion Shares, then such Conversion Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as any of the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 2(e), it will, no later than three (3) Trading Days following the delivery (the “Unlegended Shares Delivery Deadline”) by the Holder to the Company or the Transfer Agent of this Note and a certificate representing Conversion Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder this Note and/or a certificate (or electronic transfer) representing such shares that is free from all restrictive and other legends. The Company acknowledges that the remedy at law for a breach of its obligations under this Section 2(e)(ii) will be inadequate and agrees that, in the event of a breach or threatened breach of this Section 2(e)(ii), the holder of this Note and/or the Conversion Shares, as applicable, shall be entitled, in addition to all other available remedies, to an injunctive order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(iii) Sale of Unlegended Shares. Holder agrees that the removal of the restrictive legend from this Note and any certificates representing securities as set forth in Section 2(e) above is predicated upon the Company’s reliance that the Holder will sell this Note or any Conversion Shares, as applicable, pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

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(f) Dividend, Subdivision, Combination or Reclassification. If the Company shall, at any time or from time to time, (A) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock) (other than a dividend for which the Holder would be entitled to participate pursuant to Section 6 hereof), (B) subdivide the outstanding Common Stock into a larger number of shares of Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be adjusted so that the Holder of this Note upon conversion after such date shall be entitled to receive the aggregate number and kind of shares of capital stock which, if this Note had been converted immediately prior to such date, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend on the Common Stock payable in shares of its capital stock (including Common Stock) is declared and such dividend is not paid, the Conversion Price shall again be adjusted to be the Conversion Price, in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 2 from and after such record date).

3. Rights Upon Major Transaction. In the event that a Major Transaction occurs, then the Holder, at its option, may (i) require the Company to repay all or a portion of the principal amount outstanding on the Holder’s Notes plus all accrued and unpaid Interest thereon, in accordance with Section 5.3 of the Note Purchase Agreement or (ii) convert all or a portion of the principal amount outstanding in accordance with the provisions of this Section 3 (a “Major Transaction Conversion”) and cause the Company to pay to the Holder all accrued and unpaid Interest under this Note. The Holder shall have the right to waive its rights under this Section 3 with respect to such Major Transaction.

(a) Major Transaction Conversion. In the event that a Major Transaction occurs, then (1) in the case of a transaction covered by the provisions of clause (A) of the definition of “Major Transaction” in which the shares of Common Stock of the Company are converted into the right to receive cash, securities of another entity and/or other assets (a “Successor Major Transaction”), the Holder, at its option, may convert, in whole or in part, the outstanding principal amount under this Note into the right to receive upon consummation of the Major Transaction, the amount of cash and other assets and the number of securities or other property of the Successor Entity or other entity that the Holder would have received had such Holder converted the Major Transaction Conversion Amount (as defined below) into Base Conversion Shares and Additional Conversion Shares (as defined below and without regard to the 9.985% Cap) immediately prior to the consummation of such Major Transaction (the “Successor Consideration”) and (2) in the case of all other Major Transactions (a “Company Share Major Transaction”), the Holder shall have the right to convert, in whole or in part, and from time to time, the outstanding principal amount under this Note into Base Conversion Shares and Additional Conversion Shares (“Major Transaction Company Shares”).

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(b) Base Conversion Shares and Additional Conversion Shares. Notwithstanding anything herein to the contrary, with respect to any conversion or deemed conversion effected in connection with a Major Transaction pursuant to this Section 3, the aggregate total number of Major Transaction Company Shares into which all or any portion of the principal amount of this Note may be converted or, the aggregate number of conversion shares to be used for calculating the Successor Consideration, as applicable, shall be calculated to be the sum of (a) the number of shares of the Common Stock into which the principal amount of this Note then being converted would otherwise be converted as calculated under Section 2 hereof (such number of shares, the “Base Conversion Shares”), plus (b) the number of shares of Common Stock equal to the product of (x) the Additional Share Coefficient (as such term is defined and determined for each $1,000 of principal amount of this Note on Schedule 1 attached hereto and made a part hereof) for such Major Transaction and (y) a fraction the numerator of which is the amount of the principal amount of this Note then being converted and the denominator of which is $1,000 (such number of shares of Common Stock calculated in accordance with this clause (b), the Additional Conversion Shares

(c) Notice; Major Transaction Conversion Election. At least thirty (30) days prior to the consummation of any Major Transaction (other than a transaction described in clause (C) of the definition of “Major Transaction”), but, in any event, within five (5) Business Days following the first to occur of (x) the date of the public announcement of such Major Transaction if such announcement is made before 4:00 p.m., New York City time, or (y) the day following the public announcement of such Major Transaction if such announcement is made on and after 4:00 p.m., New York City time, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Major Transaction Notice”). At any time during the Major Transaction Conversion Period, the Holder may elect to effect a Major Transaction Conversion by delivering written notice thereof (“Major Transaction Conversion Notice”) to the Company, which Major Transaction Conversion Notice shall indicate the portion of the Note (the “Major Transaction Conversion Amount”), calculated with reference to the principal amount outstanding that the Holder is electing to treat as a Major Transaction Conversion. For the avoidance of doubt, the Holder shall be permitted to make successive conversions and send successive Major Transaction Conversion Notices in respect of a Company Share Major Transaction from time to time at any time during the Major Transaction Conversion Period.

(d) Settlement of Major Transaction Conversion. Following the receipt of a Major Transaction Conversion Notice from the Holder, the Company shall not effect a Successor Major Transaction that is being treated as a Major Transaction Conversion unless at the time of the execution of the definitive documentation relating to such Major Transaction it obtains the written agreement of the Successor Entity that payment or issuance of the Successor Consideration, plus accrued and unpaid interest through the date of payment, shall be made to the Holder prior to consummation of such Major Transaction and such payment or issuance, as the case may be, shall be a condition precedent to consummation of such Major Transaction. Concurrently upon closing of such Successor Major Transaction, the Company shall pay or

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issue, as the case may be, or shall instruct any escrow agent for the transaction to pay or issue, and will cause the Successor Entity to issue and/or pay, the applicable Successor Consideration, plus accrued and unpaid interest through the date of payment. The Major Transaction Company Shares issuable in respect of a Company Share Major Transaction shall be issued or paid, as applicable, to the Holder within three (3) Trading Days following the date of each Major Transaction Conversion Notice.

(e) Injunction. Following the receipt of a Major Transaction Conversion Notice from the Holder, in the event that the Company attempts to consummate a Successor Major Transaction without obtaining the written agreement of the Successor Entity described in subsection (d) above, the Holder shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Successor Consideration is satisfied to the Holder, in full.

Notwithstanding anything to the contrary contained herein and without derogating any obligations or rights herein, until the Holder receives its appropriate payment or securities, plus any accrued and unpaid interest under this Note, in accordance with the provisions of this Section 3, this Note may be converted, in whole or in part, by the Holder into Shares, or in the event that such payments and/or shares have not been delivered prior to the consummation of the Successor Major Transaction in which the Company is not the surviving parent entity, shares of common stock (or their equivalent) of the Successor Entity at an appropriate conversion price based upon the prevailing Conversion Rate (as adjusted hereunder) at the time of such Major Transaction and price per share or conversion ratio received by holders of Common Stock in the Major Transaction. The parties hereto agree that in the event of the early termination of any portion of the Note under this Section 3, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.

4. [RESERVED]

5. Voting Rights. Except as required by law, the Holder shall have no voting rights with respect to any of the Conversion Shares until delivery of the Conversion Notice relating to the conversion of this Note upon which such Conversion Shares are issuable.

6. Participation. The Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions of any kind made to the holders of Common Stock of the Company to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend to the holders of Common Stock.

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7. Amendment; Waiver. The terms and provisions of this Note shall not be amended or waived except in a writing signed by the Company and the Holder.

8. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Note Purchase Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

9. Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and all purchasers of Notes pursuant to the Note Purchase Agreement and shall not be construed against any Person as the drafter hereof.

10. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

11. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 6.1 of the Note Purchase Agreement.

12. Restrictions on Transfer.

(a) Registration or Exemption Required. This Note has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Regulation D. None of the Note or the Conversion Shares may be pledged, transferred, sold, assigned, hypothecated or otherwise disposed of except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws including, without limitation, a so-called “4(a)(1 1⁄2)” transaction.

(b) Assignment. Subject to Section 12(a), the Holder may sell, transfer, assign, pledge, hypothecate or otherwise dispose of this Note, in whole or in part, provided that (i) the Holder shall deliver three (3) days’ prior written notice to the Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the Person or

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Persons to whom the Note shall be assigned and the respective principal amount of the Note to be assigned to each assignee, (ii) other than an assignment or transfer pursuant to an effective registration statement filed with the SEC covering the disposition of the Note or pursuant to Rule 144, the Holder shall deliver to the Company a legal opinion reasonably acceptable to the Company which in the case of a so called “4(a)(1 1⁄2)” transaction shall be substantially in the form attached hereto as Exhibit C, (iii) no assignment or transfer shall be permitted to any Restricted Transferee, and (iv) the Holder shall otherwise comply with Section 6.5 of the Note Purchase Agreement. The Company shall effect the assignment within three (3) business days (the “Transfer Delivery Period”), and shall deliver to the assignee(s) designated by Holder a Note or Notes of like tenor and terms for the appropriate principal amount. This Note and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Holder. The provisions of this Note are intended to be for the benefit of all Holders from time to time of this Note, and shall be enforceable by any such Holder. For avoidance of doubt, in the event Holder notifies the Company that such sale or transfer is a so called “4(a)(1 1⁄2)” transaction, the parties hereto agree that a legal opinion from outside counsel for the Holder delivered to counsel for the Company substantially in the form attached hereto as Exhibit C shall be the only requirement to satisfy an exemption from registration under the Securities Act to effectuate such “4(a)(1 1⁄2)” transaction. The 9.985% Cap shall remain in place upon assignment of this Note.

13. Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.

14. Cancellation. After all Principal, Interest and other amounts at any time owed under, or on account of, this Note have been paid in full or converted into Shares in accordance with the terms hereof, this Note shall automatically be deemed cancelled, shall be surrendered to the Company for cancellation and shall not be reissued.

15. [RESERVED]

16. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Note Purchase Agreement.

17. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State. The Company agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note shall be commenced exclusively in the state and federal courts sitting in the City of New York. The

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Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or other proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or other proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Note Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The Company hereby waive all rights to a trial by jury.

18. Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections or Exhibits are to Sections or Exhibits contained in or attached to this Note, (b) each accounting term not otherwise defined in this Note has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Note shall be by way of example rather than limitation. If a stock split, stock dividend, stock combination or other similar event occurs during any period over which an average price is being determined, then an appropriate adjustment will be made to such average to reflect such event.

19. Execution. A facsimile, telecopy, PDF or other reproduction of this Note may be delivered by the Company, and an executed copy of this Note may be delivered by the Company by facsimile, e-mail or other similar electronic transmission device pursuant to which the signature of or on behalf of the Company can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. The Company hereby agrees that it shall not raise the execution of facsimile, PDF or other reproduction of this Note, or the fact that any signature was transmitted by facsimile, e-mail or other similar electronic transmission device, as a defense to the Company’s execution of this Note. Notwithstanding the foregoing, the Company shall be required to deliver an originally executed Note to the Holder.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first set forth above.

COMPANY:

AERIE PHARMACEUTICALS, INC.

By:
Name:
Title:

Exhibit A

CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) of AERIE PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), in the original principal amount of $[                    ]. In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted at the Conversion Price (as defined in the Note):

Principal, applicable thereto, to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:
By:
Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

Exhibit B

ASSIGNMENT

(To be executed by the registered holder

desiring to transfer the Note)

FOR VALUE RECEIVED, the undersigned holder of the attached Senior Secured Convertible Note (the “Note”) hereby sells, assigns and transfers unto the person or persons below named the right to receive the principal amount of $             from Aerie Pharmaceuticals, Inc., a Delaware corporation, evidenced by the attached Note and does hereby irrevocably constitute and appoint                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:
Signature

Fill in for new registration of Note:

Name

Address

Please print name and address of assignee (including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Note in every particular, without alteration or enlargement or any change whatsoever.

Exhibit C

FORM OF OPINION

            , 20

[                    ]

Re:	Aerie Pharmaceuticals, Inc. (the “Company”)

Dear Sir:

[                    ] (“[                    ]”) intends to transfer its Senior Secured Convertible Note in the principal amount of $             (the “Note”) of the Company to                      (“                    “) without registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection herewith, we have examined such documents and issues of law as we have deemed relevant.

Based on and subject to the foregoing, we are of the opinion that the transfer of the Note by                      to                      may be effected without registration under the Securities Act, provided, however, that the Note to be transferred to contain a legend restricting its transferability pursuant to the Securities Act and that transfer of the Note is subject to a stop order.

The foregoing opinion is furnished only to                      and may not be used, circulated, quoted or otherwise referred to or relied upon by you for any purposes other than the purpose for which furnished or by any other person for any purpose, without our prior written consent.

Very truly yours,

Schedule 1

Additional Share Coefficient

The Additional Share Coefficient” shall mean the number of additional shares of Common Stock issuable per $1,000 of principal amount of the Note in connection with a Major Transaction and shall be the additional share number set forth on the chart with respect to the “Share Price Result” on the “y” axis and the corresponding “Remaining Note Life” on the “x” axis; provided, however, that to the extent the actual Share Price Result (as defined below) falls between two data points on the “y” axis and/or the actual date of the Major Transaction falls between two data points on the “x” axis, the “Additional Share Coefficient” shall be determined by calculating the arithmetic mean between (i) the result obtained for the Share Price Result based on the linear interpolation between the additional share numbers corresponding to the two Share Price Result data points and (ii) the result obtained for the Remaining Note Life based on the linear interpolation between the two additional share numbers corresponding to the two Remaining Note Life data points; and provided further, however, that in the event of any adjustment to the Conversion Price pursuant to Section 2 of this Note, the numbers of additional shares of Common Stock issuable per $1,000 of principal amount of this Note as set forth in the chart below shall be deemed adjusted pro rata with any adjustment resulting from the adjustment to the Conversion Price that would be made to the number of shares of Common Stock then convertible with respect to $1,000 of principal amount of this Note as calculated under Section 2 of this Note. For purposes of the chart below, the “Share Price Result” shall be the greater of: (i) the last closing sales price per share of the Common Stock on NASDAQ, or, if that is not the principal trading market for the Common Stock, such principal market on which the Common Stock is traded or listed (the Closing Market Price”) immediately prior to the consummation of the Major Transaction or (ii) in the case of a Major Transaction in which holders of Common Stock receive solely cash consideration in connection with such Major Transaction, the cash amount payable per share of Common Stock in such Major Transaction. If the actual Share Price Result is greater than $100 per share (subject to adjustment in the same manner as the Conversion Price as provided in Section 2 of this Note), or if the actual Share Price Result is less than $10 per share (subject to adjustment in the same manner as the Conversion Price as provided in Section 2 of this Note), then the Additional Share Coefficient shall be equal to the amount applicable to $100 and $10, respectively.